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                                                                Exhibit 3.01(a)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        EDUCATION MANAGEMENT CORPORATION

FIRST: The name of the corporation is Education Management Corporation (hereinafter, the "Corporation").

SECOND: The address of its registered office in the Commonwealth of Pennsylvania is 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the "BCL").

                  The purpose specified in the foregoing paragraph shall in nowise be limited or restricted by reference to, or inference from, the terms of any provision in these Restated Articles of Incorporation.

                  The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose, including the general powers now or hereafter conferred by the laws of the Commonwealth of Pennsylvania upon corporations formed under the BCL.

                  FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is (i) 1,000,000 shares of preferred stock, $0.0001 par value (the "Preferred
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Stock") and (ii) 42,000,000 shares of common stock, which are divided into two classes as follows:

                  - 25,000,000 shares of Class A Common Stock, $0.0001 par value ("Class A Common Stock").

                  - 17,000,000 shares of Class B Common Stock, $0.0001 par value ("Class B Common Stock").

                  A.       Preferred Stock.

                  The Board of Directors of the Corporation (the "Board of Directors"), at any time and from time to time, is expressly vested with, and shall have, the full authority, by resolution or resolutions, subject to limitations prescribed by applicable law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix any voting powers, designations, preferences, options, conversion rights and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The 250,000 shares of Series A 10.19% Convertible Preferred Stock, $0.0001 par value, authorized by the Board of Directors on October 26, 1989, are and will continue to be authorized, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, are as follows:

                  SERIES A 10.19% CONVERTIBLE PREFERRED STOCK

                  Section 1.  Designation and Amount.

                  The shares of this series of Preferred Stock shall be designated as "Series A 10.19% Convertible Preferred Stock" and

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the number of shares constituting such series shall be 250,000. The shares of this series shall have $0.0001 par value.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount equal to ten dollars and nineteen cents ($10.19) per share per annum, and no more, payable semi-annually in arrears, five dollars and ten cents ($5.10) on the last day of December and five dollars and nine cents ($5.09) on the last day of June of each year (each a "Dividend Payment Date"), commencing on December 31, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as defined in Section 8(G)(ii)), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date to holders of record at the start of business on such business day. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time. Preferred Dividends accrued after the date of issuance for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. The initial semi-annual dividend shall accrue for the period from the date of initial issuance of shares of Series A Preferred Stock (the "Date of Original Issuance") until December 31, 1989. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest, or sum of money in lieu of interest, shall accrue on accumulated but unpaid Preferred Dividends.

                  (B) So long as any Series A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment date on the Series A Preferred Stock, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment date. So long as any Series A Preferred Stock shall be outstanding, in the

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event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchases, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the corporation, junior to the Series A Preferred Stock ("Junior Stock") until full cumulative and unpaid dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (1) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (2) in exchange solely for shares of any other Junior Stock. Notwithstanding any of the provisions of this Section 2(B), the Corporation may purchase shares of Class A Common Stock from employees and former employees as may be required by applicable law or the terms of the Education Management Corporation Employee Stock Ownership Plan (formerly known as the "EMC Holdings, Inc. Employee Stock Ownership Plan"), as in effect on the Date of Original Issuance.

                  Section 3.  Voting Rights.

                  The holders of shares of Series A Preferred Stock shall not have any voting rights either general or special, except for such voting rights as shall be required by law or granted by this Section 3 as follows:

                  (A) The Corporation shall not, without the consent of the holders of at least 66-2/3% of all of the shares at the time outstanding of Series A Preferred Stock, considered as a single class, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, authorize, create or increase the number of authorized shares of any class of stock of the Corporation ranking prior to the shares of Series A Preferred Stock as to dividend or liquidation or voting rights, or any securities convertible into or exchangeable for any such class of stock.

                  (B) The Corporation shall not, without the consent of the holders of at least 66-2/3% of all of the shares at the time outstanding of Series A Preferred Stock, considered as a single class, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, amend, alter or repeal any of the preferences, rights, powers or privileges given to

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shares of Series A Preferred Stock by the provisions of these Restated Articles of Incorporation or by any certificate amendatory hereof or supplemental hereto (including any certificate fixing the designation, preferences and rights of any series of serial preferred stock or any similar document relating to any series of serial preferred stock) or otherwise (excluding any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation or which complies with the terms of Section 7 hereof), so as to affect materially and adversely the preferences, rights, powers or privileges of the Series A Preferred Stock.

                  (C) If at the time of any annual meeting of shareholders of the Corporation for the election of directors a Default in Preferred Dividends (as hereinafter defined) shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of shares of Series A Preferred Stock shall have the right at such meeting, voting separately as a single class, to the exclusion of the holders of Common Stock (as defined in Section 8(G)(iii)), to elect by majority vote two directors of the Corporation to fill such newly created directorships, but shall not be entitled to vote in the election of any other directors of the Corporation. Each director elected by the holders of shares of Series A Preferred Stock (herein called a "Preferred Director") shall cease to serve as such director whenever a Default in Preferred Dividends shall cease to exist, and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two, subject to revesting in the event of each and every subsequent Default in Preferred Dividends. Any Preferred Director may be removed by, and shall not be removed except by, the vote of a majority of the holders of record of the outstanding shares of Series A Preferred Stock, acting as a single class, at a meeting of the shareholders called for that purpose. So long as a Default in Preferred Dividends shall continue, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, or in the event there is no remaining Preferred Director, the vacancy may be filled by the majority vote of the holders of the outstanding shares of Series A Preferred Stock, voting as a single class. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "Default in Preferred Dividends" shall be deemed to exist whenever the amount of accrued dividends in arrears upon shares of Series A Preferred Stock shall be equivalent to six consecutive semi-annual dividends or more, and, having so occurred, such Default in Preferred Dividends shall be deemed to exist thereafter until,

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but only until, all accrued dividends in arrears on all shares of Series A
Preferred Stock then outstanding shall have been paid.

                  (D) (i) If legislation substantially to the effect of Senator Lloyd Bentson's bill introduced into the United States Senate on July 12, 1989 (S. 1303, 101st Cong., 1st. Sess.), which provides in part that a securities acquisition loan for the purposes of Section 133 of the Internal Revenue Code of 1986, as amended (the "Code"), shall not be afforded the 50% exclusion for interest treatment under Section 133 unless the stock has voting rights equivalent to the stock into which it may be converted, is passed and applies or may apply to the Series A Preferred Stock, and (ii) upon and after the vote of at least a majority of the directors in office of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class A Common Stock of the Corporation, voting together with the holders of Class A Common Stock as one class, with each share of Series A Preferred Stock having the number of votes described in
Section 3(E) below.

                  (E) Each share of the Series A Preferred Stock shall be entitled to one vote per share on all matters as to which holders of Series A Preferred Stock have been granted voting rights by this Section 3 or as otherwise required by law, except that in the event that the voting rights in
Section 3(D) come into being, at such time, and thereafter, each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest one hundred-thousandth of a vote; it being understood that whenever the "Conversion Ratio" (as defined in Section 5 hereof) is adjusted pursuant to Section 8 hereof, the voting rights of the Series A Preferred Stock shall also be similarly adjusted.

                  (F) If the voting rights in Section 3(D) come into being, holders of Series A Preferred Stock shall continue to have the separate and special voting rights provided in Sections 3(A), 3(B) and 3(C) hereof.

                  Section 4.  Liquidation, Dissolution or Winding-Up.

                  (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of

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distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of one hundred dollars ($100.00) per share (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts (including accrued and unpaid dividends) to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                  (B) Neither the merger, consolidation or combination of the Corporation with or into any other corporation, nor the sale, lease, transfer or other exchange of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.

                  (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty
(20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or the validity of any such actions.

                  Section 5.  Conversion into Class A Common Stock.

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                  (A) A holder of shares of Series A Preferred Stock shall be entitled, at any time, to cause any or all of such shares to be converted into shares of Class A Common Stock, initially at a conversion rate equal to the ratio of fifteen and forty-three thousand seven hundred eight one hundred-thousandths (15.43708) shares of Class A Common Stock for each one share of Series A Preferred Stock, which rate shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest one hundred-thousandth, is hereinafter sometimes referred to as the "Conversion Ratio").

                  (B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Class A Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Class A Common Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Class A Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued, and
(ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                  (C) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation or the transfer agent for the Class A Common Stock shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation or the transfer agent for the Class A Common Stock shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

                  (D) The issuance by the Corporation of shares of Class A Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Class A Common Stock made at the option of the holder thereof shall be effective as of the earlier of

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(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Class A Common Stock issued upon conversion thereof and (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective day of conversion, the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock, but no allowance or adjustment shall be made in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

                  (E) The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share or shares of Class A Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                  (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Class A Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Class A Common Stock pursuant to the terms hereof.

                  Section 6.  Optional Redemption.

                  (A) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed as a whole or in part commencing on the third anniversary of the Date of Original Issuance and from time to time thereafter, out of funds legally available therefor, at a cash redemption price of:

                           (i) $105.72 per share if redeemed on the third
                  anniversary of the Date of Original Issuance through the day immediately preceding the fourth anniversary of the Date of Original Issuance;

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                           (ii) $104.29 per share if redeemed on the fourth
                  anniversary of the Date of Original Issuance through the day immediately preceding the fifth anniversary of the Date of Original Issuance;

                           (iii) $102.86 per share if redeemed on the fifth
                  anniversary of the Date of Original Issuance through the day immediately preceding the sixth anniversary of the Date of Original Issuance;

                           (iv) $101.43 per share if redeemed on the sixth
                  anniversary of the Date of Original Issuance through the day immediately preceding the seventh anniversary of the Date of Original Issuance; and

                           (v) $100.00 per share if redeemed on the seventh anniversary of the Date of Original Issuance and thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                  If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 6(A), the number of shares of Series A Preferred Stock to be redeemed shall be determined by the Board of Directors of the Corporation. If there is one holder of all shares of Series A Preferred Stock, such holder shall determine which of its shares of Series A Preferred Stock are to be redeemed in the case of a partial redemption. If there is more than one holder for all shares of Series A Preferred Stock, then in the case of a partial redemption, the shares to be redeemed shall be determined by the Board of Directors among the then current holders by lot or such other method deemed by the Board of Directors to be fair and equitable.

                  (B) At the option of the Corporation, in the event that the Code is amended so that the Corporation cannot deduct all dividends paid on the Series A Preferred Stock and used for the purpose of repaying the indebtedness of the Education Management Corporation Employee Stock Ownership Plan from its gross income for purposes of computing its income tax liability, shares of Series A Preferred Stock may be redeemed, in whole or in part, within one hundred twenty (120) days of when such change in the tax law is enacted or becomes effective, whichever is later, out of funds legally available therefor, at a cash redemption price of $100 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), to the date fixed for redemption.

                  (C)  Notice of Redemption; Other Redemption Procedures.

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                           (i) Whenever shares of Series A Preferred Stock are
                  to be redeemed pursuant to this Section 6, a notice of such redemption shall be mailed, by first-class mail, postage prepaid, or delivered to each holder of the shares to be redeemed at such holder's address as the same appears on the books of the Corporation or any stock transfer agent for the Series A Preferred Stock. Such notice shall be mailed or delivered not less than twenty (20) days and not more than sixty (60) days prior to the date fixed for redemption. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed;
                  (3) the redemption price; (4) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of Series A Preferred Stock held by a holder are to be redeemed, the notice mailed to such holder shall specify the number of shares to be redeemed from such holder. Except as required by applicable law, no defect in the notice or redemption or in the mailing thereof shall affect the validity of the redemption proceedings.

                           (ii) Notice having been mailed as aforesaid, from and
                  after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends to the redemption date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (iii) Notwithstanding any other provisions of this Section 6 (other than the immediately following

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                  sentence), at any time when any dividends on any share of
                  Series A Preferred Stock are in arrears, no (1) shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, nor (2) may any shares of Series A Preferred be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer on the same terms made by the Corporation for all outstanding shares of Series A Preferred Stock. Nothing in this Section 6 shall prohibit the Corporation from purchasing shares of Series A Preferred Stock from employees and former employees as may be required by applicable law or the terms of the Education Management Corporation Employee Stock Ownership Plan, as in effect on the Date of Original Issuance.

                  Section 7.  Consolidation, Combination, Merger, etc.

                  (A) In the event that the Corporation shall consummate any consolidation, combination, merger or similar business combination transaction, pursuant to which the outstanding shares of Class A Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series A Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series A Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by this Section 7), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Class A Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of the Series A Preferred Stock, then the

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shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Class A Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Class A Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 8 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

                  (B) In the event that the Corporation shall consummate any consolidation, combination, merger or similar business combination transaction, pursuant to which the outstanding shares of Class A Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 7(A)) and cash payments, if applicable, in lieu of fractional shares (a "Nonqualifying Transaction"), outstanding shares of Series A Preferred Stock shall, at the election of the holder thereof, (i) be redeemed by the Corporation at a cash redemption price of:

                           (a)      $110 per share if the Nonqualifying
                                    Transaction occurs prior to the first
                                    anniversary of the date of Original
                                    Issuance;

                           (b) $108.58 per share if the Nonqualifying Transaction occurs on the first anniversary of the date of Original Issuance through the day immediately preceding the second anniversary of the date of Original Issuance;

                           (c) $107.15 per share if the Nonqualifying Transaction occurs on the second anniversary of the date of Original Issuance through the day immediately preceding the third anniversary of the date of Original Issuance;

                           (d) $105.72 per share if the Nonqualifying Transaction occurs on the third anniversary of the date of Original Issuance through the day immediately preceding the fourth anniversary of the date of Original Issuance;

                           (e) $104.29 per share if the Nonqualifying Transaction occurs on the fourth anniversary of the date of Original Issuance through the day immediately preceding the fifth anniversary of the date of Original Issuance;

                           (f) $102.86 per share if the Nonqualifying Transaction occurs on the fifth anniversary of the date of Original Issuance through the day immediately preceding the sixth anniversary of the date of Original Issuance;

                           (g) $101.43 per share if the Nonqualifying Transaction occurs on the sixth anniversary of the date of Original Issuance through the day immediately preceding the seventh anniversary of the date of Original Issuance; and

                           (h) $100.00 per share if the Nonqualifying Transaction occurs on the seventh anniver-sary of the date of Original Issuance or thereafter; or

(ii) be converted by virtue of such Nonqualifying Transaction immediately prior to its consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time, so that each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Class A Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Class A Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred

Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Class A Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Class A Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

                  (C) Notwithstanding any other provisions of this Section 7, the merger of EMC Holdings, Inc., a Delaware corporation, into the Corporation and the simultaneous reclassification of shares of the Corporation pursuant to that certain Plan and Agreement of Merger dated as of April __, 1991 (the "Merger Agreement"), shall not affect the Series A Preferred Stock or trigger the provisions of this Section 7; in such event the Series A Preferred Stock shall continue to be convertible into Class A Common Stock at the Conversion Ratio in effect immediately prior to the effective time of the merger and reclassification pursuant to the Merger Agreement.

                  Section 8.  Anti-dilution Adjustments.

                  (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Class A Common Stock in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock, or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 7 hereof does not apply) or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this Section 8(A) shall be given effect (on a retroactive basis), upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution, and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                  (B) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Class A Common Stock (other than pursuant to (i) any management stock option plan for up to three percent (3%) of the fully diluted Common Stock of the Corporation and (ii) any reissuance of stock at the same price at which it was repurchased under the Equity Agreements (as defined in Section 8(G)(vi))) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (D) and (E) of this Section 8, the Conversion Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Class A Common Stock on the day immediately preceding such issuance, sale or exchange and (ii) the sum of the number of shares of Class A Common Stock outstanding on such day plus the number of shares of Class A Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Class A Common Stock outstanding on the day immediately preceding such issuance, sale or exchange and (ii) the Fair Market Value of the consideration on the date received by the Corporation in respect of such issuance, sale or exchange of shares of Class A Common Stock. In the event the Corporation shall, at any time or from time to time, while any shares of Series A Preferred Stock are outstanding issue, sell or exchange any right or warrant to purchase or acquire shares of Class A Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Class A Common Stock) (other than pursuant to any management stock option plan for up to three percent (3%) of the fully diluted Common Stock of the Corporation), for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as defined in Section 8(G)(viii)), then, subject to the provisions of paragraphs (D) and (E) of this Section 8, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of
(i) the Fair Market Value of a share of Class A Common Stock on the day immediately preceding such issuance, sale or exchange and (ii) the sum of the number of shares of Class A Common Stock outstanding on such day plus the maximum number of shares of Class A Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Class A Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator of which shall be the sum of

(i) the Fair Market Value of all the shares of Class A Common Stock outstanding on the day immediately preceding such issuance, sale or exchange, (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant and (iii) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants. For purposes of this Section 8(B), the determination of the Fair Market Value of the Class A Common Stock shall be made without giving effect to the issuance, sale or exchange of Class A Common Stock or the right or warrant to purchase or acquire shares of Class A Common Stock contemplated by this Section 8(B).

                  (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as defined in Section 8(G)(v)) in respect of the Class A Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger, combination or consolidation to which Section 7 hereof does not apply) or effect a Pro Rata Repurchase (as defined in Section 8(G)(ix)) of Class A Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (D) and (E) of this Section 8, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Class A Common Stock repurchased by the Corporation and (ii) the Fair Market Value of a share of Class A Common Stock on the day preceding the record date (or the day preceding the ex dividend date if the Corporation's securities are publicly traded) with respect to an Extraordinary Distribution or on the Effective Date (as defined in Section 8(G)(ix)) of a Pro Rata Repurchase, as the case may be, and the denominator of which shall be (i) the product of (x) the number of shares of Class A Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Class A Common Stock on the day preceding the record date (or the day preceding the ex dividend date if the Corporation's securities are publicly traded) with respect to an Extraordinary Distribution, or on the Effective Date of a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Conversion Ratio unless the amount of all cash dividends and distributions made during the period of twelve (12) months preceding the Effective

Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases including such Pro Rata Repurchase (for this purpose, including only that portion of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Class A Common Stock repurchased as determined on the Effective Date of each such Pro Rata Repurchase), the Effective Dates of which fall within such twelve (12) month period, exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Class A Common Stock outstanding on the Effective Date of such Pro Rata Repurchase. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Class A Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, and the Conversion Ratio in effect at such time.

                  (D) Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.

                  (E) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 8, the Board of Directors of the Corporation shall in its sole discretion consider whether such action is of such nature that it adversely affects the holders of the Series A Preferred Stock and that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this Section 8(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

                  (F) Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment to the Conversion Ratio as the result of, or in connection with, the merger and reclassification pursuant to the Merger Agreement.

                  (G) For purposes of Sections 1 through 10 of Paragraph A of Article Fourth of these Restated Articles of Incorporation, the following definitions shall apply:

                           (i) "Adjustment Period" shall mean the period of five
                  (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

                           (ii) "Business Day" shall mean each day that is not a
                  Saturday, Sunday or a day on which state or federally chartered banking institutions in Pittsburgh, Pennsylvania and New York City, New York are not required to be open.

                           (iii) "Common Stock" shall include shares designated
                  as Common Stock, including Class A Common Stock, Class B Common Stock and Class C Common Stock, as of the Date of Original Issuance, or shares of any class or classes resulting from any reclassification or reclassifications thereof; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                           (iv) "Current Market Price" of publicly traded
                  securities, if any, of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ Market System or, if such security is not quoted on the NASDAQ Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or committee thereof during the Adjustment Period.

                           (v) "Extraordinary Distribution" shall mean any
                  dividend or other distribution (effected while any of the shares of Series A Preferred Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve
                  (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Class A Common Stock repurchased as determined on the Effective Date of such Pro Rata Repurchase), the Effective Dates of which fall within such twelve month period, exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Class A Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (y) any shares of capital stock of the Corporation (other than shares of Class A Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 8(C) shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution as of the date made plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve (12) month period and not previously included in the calculation of an adjustment pursuant to Section 8(C).

                           (vi) "Equity Agreement" shall mean each of those
                  certain Redemption Agreements relating to the redemption of an aggregate of three hundred thirty-six thousand nine hundred forty-three (336,943) shares of Class A Common Stock from certain employees of the Corporation.

                           (vii) "Fair Market Value" shall mean, as to shares of
                  Class A Common Stock or Series A Preferred Stock or any other security which is not publicly traded or of any other property the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee. "Fair Market Value" of any publicly traded security of the Corporation or any other issuer shall mean the average of the Current Market Prices of such security for each day of the Adjustment Period.

                           (viii) "Non-Dilutive Amount" in respect of an
                  issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Class A Common Stock (including any security convertible into or exchangeable for shares of Class A Common Stock) shall mean the amount equal to
                  (x) the product of (I) (A) in the case of any security that is not publicly traded, the Fair Market Value of a share of Class A Common Stock on the day immediately preceding (and without giving effect to) such issuance, sale or exchange, or (B) in the case of any publicly traded security, the Fair Market Value of a share of Class A Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (II) the maximum number of shares of Class A Common Stock which could be acquired on such date upon the exercise in full of such rights and warranties (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Class A Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Class A Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Class A Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                           (ix) "Pro Rata Repurchase" shall mean any purchase of
                  shares of Class A Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this Section 8(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as such rule is in effect under the Exchange Act, on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Class A Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer.

                  (H) Whenever an adjustment to the Conversion Ratio of the Series A Preferred Stock is required pursuant hereto, the Corporation shall forthwith deliver to the transfer agent(s) for the Class A Common Stock and the Series A Preferred Stock if there be one, and file with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Ratio determined as provided herein, and the resulting Conversion Ratio of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio of the Series A Preferred Stock, the

Corporation shall mail a notice thereof and of the then prevailing Conversion Ratio to each holder of Series A Preferred Stock.

                  Section 9.  Ranking; Retirement of Shares.

                  (A) The Series A Preferred Stock shall rank senior to the Common Stock, including the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in these Restated Articles of Incorporation, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, $0.0001 par value, of the Corporation, the Series A Preferred Stock shall rank senior to all other series of the Corporation's Preferred Stock, $0.0001 par value, as to payment of dividends and the distribution of assets on liquidation dissolution or winding-up.

                  (B) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion of such shares as provided hereby, or otherwise so acquired, shall be cancelled as shares of Series A Preferred Stock and resorted to the status of authorized but unissued shares of Preferred Stock, $0.0001 par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

                  Section 10.  Miscellaneous.

                  (A) Notwithstanding any other provisions of these Restated Articles of Incorporation, holders of Series A Preferred Stock shall be given at least ten (10) days' prior written notice of the record date for determining holders of Class A Common Stock entitled to vote on any matter before the Corporation, during which time holders of Series A Preferred Stock may convert their shares of Series A Preferred Stock pursuant to Section 5.

                  (B) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Restated Articles of Incorporation) with postage prepaid, addressed: (i) if to the Corporation, to its office at 300 Sixth Street, Pittsburgh, Pennsylvania 15222 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by these Restated Articles of Incorporation or (ii) if to any holder of the Series A Preferred Stock or Class A Common

Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Class A Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                  (C) In the event that, at any time as a result of an adjustment made pursuant to Section 8, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Class A Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in Section 8 hereof, and the provisions of each of the other Sections hereof with respect to the Class A Common Stock shall apply on like or similar terms to any such other shares or securities.

                  (D) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Class A Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (E) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Class A Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                  (F) Unless otherwise provided in these Restated Articles of Incorporation, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

                  (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage-prepaid, to each holder of record of Series A Preferred Stock.

                  B.  Common Stock.

                  The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, pertaining to the Class A Common Stock and the Class B Common Stock (collectively, with any other shares of common stock of the Corporation hereafter authorized for issuance, the "Common Stock") are as follows:

                  (1)      Voting Rights.

                           (a) Except as set forth herein, each outstanding
share of Class A Common Stock and Class B Common Stock shall be entitled to vote together as a single class on each matter on which the shareholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock and Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                           (b) A majority of the outstanding shares of Common
Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders, and the affirmative vote of the majority of outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

                  (2) Conversion of Class B Common Stock into Class A Common Stock.

                           (a) The Corporation shall have the right, at any time
and from time to time, by resolution adopted by the Board of Directors, to convert any or all of the shares of Class B Common Stock held by any or all of the holders of shares of Class B Common Stock into the same number of shares of Class A Common Stock.

                           (b) The Corporation shall notify in writing the
holders of shares of Class B Common Stock whose shares have been converted into shares of Class A Common Stock (the "Converting Shares") within sixty (60) days following the adoption of the resolution referred to in Paragraph B(2)(a), above. Each such holder of Converting Shares (a "Converting Shareholder") shall, within ten (10) days of the receipt of such notice, surrender the certificate or certificates representing the Converting Shares at

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
the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock). Promptly after such surrender of the certificate or certificates evidencing the Converting Shares, the Corporation shall issue and mail or otherwise deliver to the Converting Shareholder, at such shareholders' address in the records of the Corporation (or to such other address as is specified at the time of surrender of such certificate of certificates), the certificate or certificates (which, if issued prior to the date of a Public Offering of Common Stock, shall contain such legends as were set forth on the surrendered certificate or certificates) evidencing the shares of Class A Common Stock issuable upon such conversion, and the Corporation shall also mail or otherwise deliver to the Converting Shareholder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares of Class B Common Stock which were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which the resolution described in Paragraph B (2)(a), above, was adopted by the Board of Directors, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and such Converting Shareholder shall be deemed to have become the holder or holders of record of such shares of Class A Common Stock. Upon issuance of any shares of Class A Common Stock upon conversion of any Converting Shares in accordance with this Paragraph B(2), such shares of Class A Common Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. For the purposes of this Paragraph B(2) the term "Public Offering" means a public offering of securities of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                  (c)  Reservation; Transfer Tax.

                           (i) The Corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon conversion of the Class B Common Stock, as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon a conversion of all issued and outstanding shares of Class B Common Stock.

                           (ii) The issue of certificates for shares of Class A
Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder of the Converting Shares.

                  (3) Dividends. The holders of Common Stock of the Corporation shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

FIFTH: The Corporation shall at all times reserve and keep available out of its authorized but unissued Class B Common Stock 5,956,079 shares of Class B Common Stock which may be purchased pursuant to certain Stock Subscription Warrants issued by the Corporation.

                  Any and all shares of Class B Common Stock which may be acquired upon the exercise of the aforesaid Stock Subscription Warrants shall, upon receipt by the Corporation of the purchase price therefor, be deemed fully paid shares and not liable to any further call or assessment.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the further definition, limitation and regulation of the powers of its directors and shareholders:

                           (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by the Restated By-Laws of the Corporation. Election of the directors need not be by written ballot unless the Restated By-Laws of the Corporation so provide.

                           (2) The Board of Directors shall have power without
                  the assent or vote of the shareholders:

                                    (a)  To determine the use and disposition of
                           any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

                                    (b) To determine from time to time whether,
                           and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the shareholders.

                           (3) In addition to the powers and authorities
                  hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the Commonwealth of Pennsylvania, of these Restated Articles of Incorporation, and to any by-law from time to time made by the shareholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH: The Corporation may, to the full extent permitted by the BCL, indemnify all persons whom it may indemnify pursuant thereto.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute and in these Restated Articles of Incorporation, and all rights conferred upon shareholders, directors and officers herein are granted subject to this reservation.

ELEVENTH: To the fullest extent permitted by the BCL, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director.

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